EXHIBIT 99

For Immediate Release	Contact: Karen A. Warren Debbie Hancock (Investor Relations)
April 19, 2010	401-727-5401
Wayne S. Charness (News Media)
401-727-5983

Hasbro Reports First Quarter 2010 Results; Announces Additional

$625 Million Share Repurchase Authorization

First Quarter Highlights

•

Net revenues of $672.4 million for the first quarter 2010, an increase of $51.0 million or 8% compared to $621.3 million a year ago; first quarter net revenues increased 5% excluding the positive $20.4 million impact of foreign exchange;

•

Net earnings of $58.9 million, or $0.40 per diluted share, an increase of $39.2 million compared to $19.7 million, or $0.14 per diluted share in 2009; net earnings include a favorable tax adjustment of $21.2 million or $0.14 per diluted share;

•

Net revenues grew in all major product categories in the first quarter 2010;

•

Hasbro’s Board of Directors has authorized the Company to repurchase an additional $625 million of common stock.

Pawtucket, RI (April 19, 2010) -- Hasbro, Inc. (NYSE: HAS) today reported 2010 first quarter results.  The Company reported net revenues of $672.4 million, an increase of $51.0 million or 8%, compared to $621.3 million a year ago.  First quarter 2010 net revenues grew 5% excluding the positive $20.4 million impact of foreign exchange.  The Company reported net earnings for the quarter of $58.9 million or $0.40 per diluted share, an increase of $39.2 million compared to $19.7 million or $0.14 per diluted share in 2009.  First quarter 2010 net earnings were $0.26 per diluted share excluding a favorable tax adjustment of $21.2 million or $0.14 per share.

“The Hasbro teams globally continued to execute our strategy well and delivered a strong first quarter performance,” said Brian Goldner, President and Chief Executive Officer.   “We began the year with positive consumer spending trends, but recognize we face challenging comparisons in the second quarter given the initial movie product ship-ins last year in anticipation of the TRANSFORMERS and G.I. JOE movies.  As we stated in February, we continue to believe we should be able to grow revenues and earnings per share for the full year 2010, including the dilution from our television investments and absent a further deterioration in the value of foreign currencies, consumer spending, or global economic conditions.”

“We begin 2010 in a strong financial position.  Our first quarter results continue to reflect the leverage we are seeing in our business, the strength of our balance sheet and our ability to continue making strategic investments in our business for the long term,” said Deborah Thomas, Chief Financial Officer.  “The additional $625 million share repurchase authorization, combined with our recently increased dividend, demonstrate the continued commitment of our Board and Hasbro management to returning cash to shareholders.”

Worldwide net revenues for all major product categories grew in the first quarter 2010.  The Boys product category increased 3% to $236.9 million; the Games and Puzzles category increased 7% to $227.0 million; the Girls category increased 16% to $129.4 million; and the Preschool category grew 18% to $78.9 million.

U.S. and Canada segment net revenues were $424.7 million, an increase of $20.2 million or 5%, compared to $404.5 million in 2009.  The results reflect growth in Games & Puzzles, Girls and the Preschool category which offset a decline in the Boys category.  The U.S. and Canada segment reported an operating profit of $61.1 million compared to $41.6 million in 2009.

International segment net revenues were $221.7 million, an increase of $32.5 million or 17%, compared to $189.2 million in 2009.  Net revenues in the international segment grew 9% absent the positive $16.3 million impact of foreign exchange.  Revenue in the International segment reflects growth in all major product categories.  The International segment reported an operating loss of $2.4 million compared to an operating loss of $14.5 million in 2009.

Entertainment and Licensing segment net revenues were $25.1 million compared to $27.2 million in 2009.  Revenue in the Entertainment and Licensing segment reflects lower licensing revenue in digital gaming.  The Entertainment and Licensing segment reported an operating profit of $9.4 million compared to $13.6 million in 2009.

Additionally, Hasbro’s Board of Directors has authorized the Company to repurchase an additional $625 million in common stock.  At quarter end, $63.8 million remained available in the prior share repurchase authorization.  In March, the Company completed a $500 million debt offering.  The anticipated use of these funds and the additional share repurchase authorization is in part to repurchase and retire into treasury an equivalent number of shares resulting from the expected conversion into stock of the Company’s convertible debentures which the Company has called for redemption in April.  Repurchases of the Company’s common stock may be made from time to time, subject to market conditions.  These shares may be purchased in the open market or through privately negotiated transactions.  Hasbro has no obligation to repurchase shares under the authorization, and the timing, actual number and value of shares which are repurchased will depend on a number of factors, including the price of the Company’s common stock.  The Company may suspend or discontinue the repurchase program at any time.

The Company repurchased a total of 2.8 million shares of common stock during the first quarter of 2010 at a total cost of $97.7 million and an average price of $35.35 per share.  Since the inception of its buyback program in June 2005, the Company has repurchased 63.6 million shares at a total cost of $1.6 billion and an average price of $25.72 per share.

The Company will webcast its first quarter 2010 earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast, go to http://investor.hasbro.com, and click on the webcast microphone.   The replay will be on Hasbro’s web site approximately 2 hours following completion of the call.

Hasbro, Inc. is a worldwide leader in children’s and family leisure time products and services with a rich portfolio of brands and entertainment properties that provides some of the highest quality and most recognizable play and recreational experiences in the world. As a brand-driven, consumer-focused global company, Hasbro brings to market a range of toys, games and licensed products, from traditional to high-tech and digital, under such powerful brand names as TRANSFORMERS, PLAYSKOOL, TONKA, MILTON BRADLEY, PARKER BROTHERS, CRANIUM and WIZARDS OF THE COAST. Come see how we inspire play through our brands at www.hasbro.com. (C) 2010 Hasbro, Inc. All Rights Reserved.

Certain statements contained in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include expectations concerning the Company’s potential performance in 2010, including with respect to its revenues and earnings per share, potential future dilution associated with the joint venture with Discovery Communications, future opportunities and the Company’s ability to achieve its other financial and business goals and may be identified by the use of forward-looking words or phrases. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Specific factors that might cause such a difference include, but are not limited to: (i) the Company's ability to design, manufacture, source and ship new and continuing products on a timely and cost-effective basis, as well as interest in and purchase of those products by retail customers and consumers in quantities and at prices that will be sufficient to profitably recover the Company’s development, manufacturing, marketing, royalty and other costs; (ii) recessions or other economic downturns which negatively impact the retail and credit markets, and the financial health of the Company’s retail customers and consumers, and which can result in lower employment levels, less consumer disposable income, lower consumer confidence and, as a consequence, lower consumer spending, including lower spending on purchases of the Company’s products, (iii) other economic and public health conditions in the markets in which the Company and its customers and suppliers operate which impact the Company's ability and cost to manufacture and deliver products, such as higher fuel and other commodity prices, higher labor costs, higher transportation costs, outbreaks of SARs, bird flu or other diseases which affect public health and the movement of people and goods, and other factors, including government regulations,  which can create potential manufacturing and transportation delays or impact costs, (iv) currency fluctuations, including movements in foreign exchange rates, which can lower the Company’s net revenues and earnings, and significantly impact the Company’s costs; (v) the concentration of the Company's customers, potentially increasing the negative impact to the Company of difficulties experienced by any of the Company’s customers; (vi) greater than expected costs, or unexpected delays or difficulties, associated with the Company’s investment in its joint venture with Discovery Communications, LLC, the rebranding of the joint venture network, development of Hasbro Studios, and the creation of new content to appear on the network and elsewhere, (vii) consumer interest in and acceptance of the joint venture network, and other factors impacting the financial performance of the joint venture and Hasbro Studios, (viii) the inventory policies of the Company’s retail customers, including the concentration of the Company's revenues in the second half and fourth quarter of the year, together with increased reliance by retailers on quick response inventory management techniques, which increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve tight and compressed shipping schedules; (ix) work stoppages, slowdowns or strikes, which may impact the Company's ability to manufacture or deliver product in a timely and cost-effective manner; (x) the bankruptcy or other lack of success of one of the Company's significant retailers which could negatively impact the Company's revenues or bad debt exposure; (xi) the impact of competition on revenues, margins and other aspects of the Company's business, including the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees in a competitive environment; (xii) concentration of manufacturing for many of the Company’s products in the People’s Republic of China and the associated impact to the Company of public health conditions and other factors affecting social and economic activity in China, affecting the movement of products into and out of China, and impacting the cost of producing products in China and exporting them to other countries; (xiii) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xiv) other market conditions, third party actions or approvals and the impact of competition which could reduce demand for the Company’s products or delay or increase the cost of implementation of the Company's programs or alter the Company's actions and reduce actual results; (xv) the risk that anticipated benefits of acquisitions may not occur or be delayed or reduced in their realization; and (xvi) other risks and uncertainties as may be detailed from time to time in the Company's public announcements and SEC filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

This presentation includes a non-GAAP financial measure as defined under rules of the Securities and Exchange Commission (“SEC”), specifically EBITDA. As required by SEC rules, we have provided reconciliation on the attached schedule of this measure to the most directly comparable GAAP measure. EBITDA (earnings before interest, taxes, depreciation and amortization) represents net earnings excluding interest expense, income taxes, depreciation and amortization. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions. However, this measure should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.  This presentation also includes the Company’s Consolidated and International segment net revenues excluding the impact of changes in exchange rates.  Management believes that the presentation of Consolidated and International segment net revenues minus the impact of exchange rate changes provides information that is helpful to an investor’s understanding of the underlying business performance absent exchange rate fluctuations which are beyond the Company’s control.

# # #

(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Thousands of Dollars)	March 28, 2010	March 29, 2009
ASSETS	-----------------	---------------------
Cash and Cash Equivalents	$ 1,259,799	$ 590,388
Accounts Receivable, Net	526,031	365,037
Inventories	226,784	295,248
Other Current Assets	200,226	199,147
	---------------	---------------
Total Current Assets	2,212,840	1,449,820
Property, Plant and Equipment, Net	220,522	217,919
Other Assets	1,644,661	1,260,083
	---------------	---------------
Total Assets	$ 4,078,023	$ 2,927,822
	=========	=========

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term Borrowings	$ 11,438	$ 45,716
Current Portion of Long-term Debt	138,651	-
Payables and Accrued Liabilities	541,754	525,536
	---------------	--------------
Total Current Liabilities	691,843	571,252
Long-term Debt	1,390,484	709,723
Other Liabilities	325,842	265,992
	---------------	--------------
Total Liabilities	2,408,169	1,546,967
Total Shareholders' Equity	1,669,854	1,380,855
	---------------	---------------
Total Liabilities and Shareholders' Equity	$ 4,078,023	$ 2,927,822
	=========	=========

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Quarter Ended
	---------------------
(Thousands of Dollars and Shares Except Per Share Data)	March 28, 2010	March 29, 2009
	-----------------	--------------------
Net Revenues	$ 672,371	$ 621,340
Costs and Expenses:
Cost of Sales	262,679	244,753
Royalties	43,782	54,453
Product Development	40,324	37,131
Advertising	71,174	62,309
Amortization	11,384	19,887
Selling, Distribution and Administration	173,701	161,590
	-------------	-------------
Operating Profit	69,327	41,217
Interest Expense	16,792	9,715
Other (Income) Expense, Net	(1,695)	2,915
	-------------	-------------
Earnings Before Income Taxes	54,230	28,587
Income Taxes	(4,713)	8,857
	-------------	-------------
Net Earnings	$ 58,943	$ 19,730
	========	========

Per Common Share
Net Earnings
Basic	$ 0.43	$ 0.14
	========	========
Diluted	$ 0.40	$ 0.14
	========	========
Cash Dividends Declared	$ 0.25	$ 0.20
	========	========

Weighted Average Number of Shares
Basic	137,320	140,047
	========	========
Diluted	151,282	152,956
	========	========

HASBRO, INC.
Supplemental Financial Data
Net Earnings Per Share
(Unaudited)

(Thousands of Dollars and Shares Except Per Share Data)	Quarter Ended
-------------------------------------------------------------------------
	March 28, 2010		March 29, 2009
	------------------		----------------
	Basic	Diluted	Basic	Diluted
	-----------	-----------	-----------	-----------

Net Earnings	$ 58,943	$ 58,943	$ 19,730	$ 19,730
Effect of Dilutive Securities:
Interest Expense on Contingent Convertible
Debentures Due 2021	-	1,017	-	1,082
	-------------	--------------	--------------	--------------
Adjusted Net Earnings	$ 58,943	$ 59,960	$ 19,730	$ 20,812
	========	========	========	========

Average Shares Outstanding	137,320	137,320	140,047	140,047
Effect of Dilutive Securities:
Contingent Convertible Debentures Due 2021	-	10,989	-	11,566
Options and Other Share-based Awards	-	2,973	-	1,343
	-------------	--------------	--------------	--------------
Equivalent Shares	137,320	151,282	140,047	152,956
	========	========	========	========

Net Earnings Per Share	$ 0.43	$ 0.40	$ 0.14	$ 0.14
	========	========	========	========

HASBRO, INC.
Supplemental Financial Data
Major Segment Results, Net Revenues by Product Class and EBITDA
(Unaudited)
(Thousands of Dollars)
	Quarter Ended
	-------------------------------------------------
	March 28, 2010	March 29, 2009	% Change
	-------------------	--------------------	-----------
Major Segment Results
U.S. and Canada Segment:
External Net Revenues	$ 424,710	$ 404,502	5%
Operating Profit	61,131	41,550	47%

International Segment:
External Net Revenues	221,719	189,192	17%
Operating Loss	(2,430)	(14,471)	83%

Entertainment and Licensing Segment:
External Net Revenues	25,109	27,233	-8%
Operating Profit	9,366	13,627	-31%

Net Revenues by Product Class
Boys	$ 236,871	$ 229,064	3%
Games and Puzzles	227,024	213,087	7%
Girls	129,385	111,123	16%
Preschool	78,895	66,753	18%
Other	196	1,313	-85%
	------------	------------
	$ 672,371	$ 621,340
	=======	=======

Reconciliation of EBITDA
Net Earnings	$ 58,943	$ 19,730
Interest Expense	16,792	9,715
Income Taxes	(4,713)	8,857
Depreciation	17,916	15,228
Amortization	11,384	19,887
	------------	------------
EBITDA	$ 100,322	$ 73,417
	=======	=======